Exhibit 99.1


                           [NAC RE Corp. Letterhead]

NAC RE Corporation                                           One Greenwich Plaza
                                                                   P.O. Box 2568
                                                       Greenwich, CT  06836-2568
                                                                  (203) 622-5200
                                                                FAX:  2036221494

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PRESS RELEASE
NYSE SYMBOL NRC                              CONTACT: Richard H. Miller
                                             Chief Financial Officer & Treasurer
                                             (203) 622-5535

                                                           FOR IMMEDIATE RELEASE


                   NAC RE REPORTS OPERATING EARNINGS INCREASE
                           FOR THE 1999 FIRST QUARTER

Greenwich,  CT, April 21, 1999 . . . . NAC Re Corp. (NYSE-NRC) reports operating earnings, excluding realized investment gains, of $19.1 million or $.95 per diluted share for the 1999 first quarter. This represents an increase of 5.6% over the $.90 per diluted share that was reported in the comparable quarter of 1998.

Net income for the first quarter of 1999 was $20.8 million or $1.03 per diluted share, compared to $1.14 per diluted share in the first quarter of 1998. Net income for the 1999 first quarter includes after-tax realized investment gains of $1.7 million or $.08 per diluted share compared to $5.1 million or $.24 per diluted share in the first quarter of 1998.

"We are particularly pleased to report another quarterly increase in operating earnings, especially considering the difficult pricing environment in the insurance and reinsurance industry," commented Nicholas M. Brown, Jr., President and Chief Executive Officer. "Maintaining our disciplined underwriting approach was a key contributor to NAC Re's improved operating results.

"As we approach the second half of 1999, we are enthusiastic about consummating our merger with XL Capital. XL is extremely well respected and highly successful in the worldwide insurance and reinsurance markets, offering a unique blend of capital and innovative talent. We are confident that this combination will create new and superior products and capabilities for our customers and we are pleased with the overwhelmingly positive response we have received from our shareholders, brokers and clients."

The Company's worldwide gross premiums written for the 1999 first quarter totaled $181.1 million, an increase of 9.5% over the 1998 first quarter. The Company's worldwide net premiums written for the 1999 first quarter totaled $142.9 million, an increase of 4.9% over the 1998 first quarter.

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Press Release
April 21, 1999
Page 2

Domestic gross premiums written for the 1999 first quarter were $150.4 million, representing an increase of 1.1% over the comparable 1998 period. Domestic net premiums written for the 1999 first quarter were $117.9 million, representing a decrease of 2.8% from the 1998 first quarter. Overall, the decline in net premiums written is principally attributable to the cost of additional retrocessional coverages purchased to limit the Company's net retention and to supplement its core reinsurance protection. This decline was partially offset by premium growth in the Company's primary business segment.

Domestic casualty net premiums for the 1999 first quarter were $72.1 million, an increase of 7.2% over the 1998 first quarter. This growth is primarily attributable to new contracts written in our treaty operation. Domestic property net premiums for the 1999 first quarter were $25.6 million, representing a decline of 25.5%. This decline reflects a continued soft pricing environment in both our treaty and facultative business, as well as increases in ceded premium charges. Net premiums written in specialty/other lines were $20.2 million, an increase of 2.9% over the comparable 1998 period. This increase is primarily due to growth in the Company's primary programs.

NAC Re International Holdings Limited reported consolidated gross premiums written of $30.3 million for the 1999 first quarter, representing an increase of 68.3% over the comparable 1998 period. Net premiums written for the 1999 first quarter were $25.0 million, an increase of 67.6% over the 1998 first quarter. Net premiums written for the international reinsurance operation were $16.5 million for the first quarter of 1999, representing a 29.7% increase over the comparable 1998 period. The increase in the international reinsurance operation is attributable to growth in the casualty business resulting primarily from new business opportunities. Net premiums written for the international primary operation were $8.5 million for the 1999 first quarter, compared to $2.2 million in the 1998 first quarter. The growth in premiums are attributable to Stonebridge Underwriting Ltd., a subsidiary of NAC Re International Holdings Limited, which is participating at Lloyd's as a corporate capital vehicle on the Denham Syndicate.

The domestic statutory composite ratio for the 1999 first quarter was 102.4%, compared to 102.8% for the comparable 1998 period. The first quarter statutory composite ratio for NAC Reinsurance International Limited was 104.1%, compared to 108.9% for the same prior year period. The Company's claims and claims expense reserves, net of reinsurance, were $1.7 billion at March 31, 1999.

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Press Release
April 21, 1999
Page 3

After-tax net investment income was $26.5 million or $ 1.26 per diluted share for the 1999 first quarter, an increase of 3.3% over the $1.22 per diluted share in the 1998 first quarter. This increase is attributable to the growth in invested assets. As of March 31,1999, the Company's investment portfolio of $2.4 billion consisted primarily of fixed income investments with average quality ratings of AA/Aa2. The Company's investment portfolio generated an after-tax yield of 4.5% in the first quarter of 1999, which is the same yield in the first quarter of 1998.

The Company reported net cash used for operations of $1.8 million, compared to cash flow from operations of $13.9 for the comparable 1998 period. The 1999 first quarter cash flow was lower due to increases in paid claim activity and retrocessional costs.

Consolidated stockholders' equity totaled $752.7 million compared to $750.7 million at December 31, 1998. Stockholders' equity per basic share at March 31, 1999 was $40.79 compared to $40.86 at December 31, 1998. The unrealized appreciation of investments, net of tax, was $40.3 million at March 31, 1999, compared to $57.7 million at December 31, 1998, a decline of $17.4 million or $.94 per book value share. Statutory surplus of the Company's reinsurance subsidiary, NAC Reinsurance Corporation, was $732.9 million at March 31,1999.

Through April 1999, the Company repurchased over 421,000 shares of Common Stock at a cost of $22.2 million or at an average cost of $52.74 per share. From the inception of the Company's stock repurchase program in 1988, approximately 4.1 million shares have been repurchased at an average cost of $29.90 per share.

                                ****************

NAC Re Corporation is the parent company of NAC Reinsurance Corporation which is an "A+" rated reinsurer, licensed to write reinsurance in all fifty states, the District of Columbia and all provinces of Canada.

NAC Re Corp news releases, including quarterly financial results, are available on its website at www.nacre.com.

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Press Release
April 21, 1999
Page 4



Safe Harbor for Forward-Looking Statements

Certain statements made during the course of NAC Re Corp.'s presentation that are not based on current or historical fact are forward-looking in nature including, without limitation, statements containing words "believes," "anticipates," "intends," "expects," "estimates," "predicts," and words of similar import. Such forward-looking statements involve known and unknown risks, assumptions, uncertainties, and other factors that may cause actual results, performance, or achievements of NAC Re or the industry to differ materially from any future results, performance, or achievements expressed or implied by such forward-looking statements.

NAC Re has identified certain risk factors which could cause actual plans or results to differ substantially from those included in any forward-looking statements. These risk factors are discussed in NAC Re's Securities and Exchange Commission filings including, but not limited to, its most recent Forms 10-K, 10-Q, 8-K; Annual Report, and all such discussions regarding risk factors are hereby incorporated by reference into this presentation. Copies of these filings are available from NAC Re or directly from the SEC.